"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."

                    IPA MEDICARE PARTIAL RISK SERVICES AGREEMENT

                                      BETWEEN

                              PACIFICARE OF CALIFORNIA

                                        AND

                            PROSPECT MEDICAL GROUP, INC.

                                     PACIFICARE
                    IPA MEDICARE PARTIAL RISK SERVICES AGREEMENT


     THIS IPA MEDICARE PARTIAL RISK SERVICES AGREEMENT is made and entered into this 1 day of August, 1993, by and between PACIFICARE OF CALIFORNIA ("PacifiCare"), a California corporation, and Prospect Medical Group, Inc., ("IPA"), a California corporation, with reference to the following facts:

     A. PacifiCare operates a prepaid health service plan which arranges for certain Medical Services to be provided to persons eligible to receive benefits who are enrolled as Subscribers in the Secure Horizons Medical and Hospital Plan in a manner consistent with the laws of the United States and the State of California.

     B. PacifiCare desires to provide a quality direct service prepaid health delivery system which maximizes the utilization of innovative methods to promote the efficient, economical delivery of health care, and to develop and implement programs of health education and health maintenance for its Subscribers.

     C. PacifiCare has a contract with the Health Care Financing Administration ("HCFA") of the United States Government to provide Medicare benefits to eligible persons.

     D. IPA has as its primary objective the delivery of health services through agreements and active participation with medical groups and/or clinics and their physicians, and other related health professionals and technicians, all of which are licensed in the State of California.

     E. IPA and its Member Physicians desire to participate in the Secure Horizons Medical and Hospital Plan by arranging for or providing Medical Services in coordination with PacifiCare, its Subscribers and participating hospitals on a prepaid basis.

     F. PacifiCare and IPA, on behalf of IPA and its Member Physicians, deem it in their best interests to enter into a renewable Agreement, whereby IPA agrees to provide or arrange for ("provide") Medical Services to PacifiCare Subscribers enrolled in the Secure Horizons Medical and Hospital Plan in the IPA Service Area.

NOW THEREFORE, it is agreed as follows:

1.   DEFINITIONS

     Whenever used in this Agreement, the following terms shall have the definitions contained in this Section 1:

     1.01 AGREEMENT - is this PacifiCare IPA Medicare Partial Risk Services Agreement, dated as stated above, and all attachments, addendums and amendments hereto.

     1.02 CAPITATION PAYMENTS - are payments made to IPA by PacifiCare on a prepaid basis for the Medical Services to be provided under this Agreement.

     1.03 CATASTROPHIC CASE - is any single medical condition, including complications arising from such medical condition, where the total cost of Health Care Services to treat such condition is expected to exceed
[  **  ] per condition, regardless of payment source.

     1.04 CONFORMANCE REQUEST - is a written request made by PacifCare to IPA to correct the performance of an IPA Member Physician or Specialist Physician to conform to the provisions of this Agreement.

     1.05 COPAYMENTS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which may be charged to the Subscriber by IPA at the time of the provision of Medical Services which are in addition to the Capitation Payments made to IPA by PacifiCare.

     1.06 COST OF CARE - is the value of Medical Services as defined in this Agreement and as calculated pursuant to the formula set forth in Attachment A4, incorporated in full herein by reference.

     1.07 ELIGIBILITY LIST - is a list of Subscribers to whom IPA shall provide Medical Services.

     1.08 EMERGENCY SERVICES - are those Medical Services that are provided for the treatment of acute injury or illness requiring immediate medical attention and which threaten life or limb, or which involve uncontrollable bleeding, or loss of consciousness, or which cannot be delayed without possible serious effects on the health of the Subscriber.

     1.09 HCFA - is the Health Care Financing Administration, an administrative agency of the United States Government.

     1.10 HOSPITAL - is an acute care facility located in the IPA Service Area licensed as an acute care hospital under the laws of the State of California and which has entered into a written agreement with PacifiCare to provide Hospital Services to Subscribers. For the purpose of this Agreement, Hospital shall initially include St. Jude Medical Center, an acute care licensed hospital located at 101 East Valencia Mesa Drive, Fullerton, California 92634. IPA shall coordinate the provision of Hospital Services to Subscribers with Hospital pursuant to the terms of this Agreement.

     1.11 HOSPITAL DAY - is any period up to twenty-four (24) hours commencing at 12:00 a.m. or 12 p.m., whichever is used by Hospital, during which a Subscriber is eligible to receive Hospital Services and actually receives Hospital Services from Hospital.

     1.12 HOSPITAL SERVICES - are the Medical Services described in Attachment A1, incorporated in full herein by reference, which Hospital and other providers shall provide to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan.

     1.13 IPA - is the medical group or independent practice association identified in the first paragraph of this Agreement and its Member Physicians, all of whom are licensed to practice medicine or osteopathy in the State of California at the IPA Facilities.

     1.14 IPA FACILITIES - are those facilities whose locations are listed in Attachment F, attached hereto and incorporated in full herein by reference, where Medical Services shall be available to Subscribers pursuant to this Agreement.

     1.15 IPA SERVICE AREA - is the geographical area within a thirty (30) mile radius of Hospital. The thirty (30) mile radius commences with the address of Hospital and extends for thirty (30) miles over the shortest route using public streets and highways.

     1.16 MEDICAL SERVICES - are all authorized health care services to which Subscribers are entitled under the Secure Horizons Medical and Hospital Plan, some of which, excluding Hospital Services, are summarized in Attachment A2, incorporated in full herein by reference.

     1.17 MEDICALLY NECESSARY SERVICES - are Medical Services which are required by Subscriber as determined by IPA in accordance with accepted medical and surgical practices and standards in the community and the professional standards recommended by PacifiCare's Quality Assurance Committee and IPA's Utilization Review Committee.

     1.18 MEMBER PHYSICIANS - are physicians, surgeons and osteopaths, licensed to practice medicine in the State of California, who have an ownership interest in, are employed by, or contract with, IPA.

     1.19 MONTHLY HCFA PAYMENT - is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for the Medical and Hospital Services each Subscriber is to be provided minus any Benefit Withhold.

     1.20 OUTSIDE PROVIDERS - are licensed physicians, surgeons, osteopaths, paramedical personnel, hospitals and other health care facilities which provide Medical Services to Subscribers eligible to receive benefits under the Secure Horizons Medical and Hospital Plan but which do not have written agreements with IPA or Hospital and which are not Specialist Physicians.

     1.21 PARTICIPATING MEDICAL GROUP - includes IPA and its Member Physicians and is any group of duly-licensed doctors of medicine or osteopathy which has entered into a written agreement with PacifiCare to provide Medical Services to Subscribers in conjunction with the Secure Horizons Medical and Hospital Plan.

     1.22 PRO PROGRAM - is the provider utilization review program developed by HCFA for providers of Medical Services.

     1.23 QUALITY ASSURANCE COMMITTEES - are committees separately established by IPA and PacifiCare which shall separately establish, maintain and perform quality assurance review of Medical Services provided to Subscribers as reasonably required by PacifiCare, the State of California, the Department of Corporations or Health and Human Services, HCFA, the Office of Qualification and Compliance, or any other governmental agencies with regulatory or enforcement jurisdiction over PacifiCare or this Agreement.

     1.24 RISK REIMBURSEMENT PLAN - is PacifiCare's Medicare Medical and Hospital Services Plan under which PacifiCare contracts with Medicare to be reimbursed on a per capita basis for each class of Medicare beneficiary enrolled in the plan.

     1.25 SECURE HORIZONS MEDICAL AND HOSPITAL PLAN - is the prepaid health services plan offered by PacifiCare as described in the Secure Horizons Medical and Hospital Subscriber Agreement, and attachments, addendums and amendments thereto, a copy of which is attached hereto as Attachment B and incorporated in full herein by reference.

     1.26 SPECIALIST PHYSICIANS - are physicians who have written agreements with IPA to provide Medical Services to Subscribers on a referral basis and who do provide such Medical Services at offices or facilities which are not IPA Facilities.

     1.27 SUBSCRIBER - is an individual who is enrolled in the Secure Horizons Medical and Hospital Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable Subscriber Premiums have been paid and received by PacifiCare.

     1.28 SUBSCRIBER PREMIUMS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which, if applicable, are required to be paid by Subscribers to PacifiCare on a monthly basis in order for Subscribers to receive Medical Services.

     1.29 SURCHARGES - are additional fees not disclosed to the Subscriber for Medical Services and which are not allowable Copayment charges.

     1.30 URGENTLY NEEDED SERVICES - are Medical Services which are required without delay, in order to prevent serious deterioration of Subscriber's health as the result of an unforseen illness or injury while the Subscriber is temporarily absent from the IPA Service Area.

     1.31 UTILIZATION REVIEW COMMITTEE - is an IPA committee of at least three
(3) Member Physicians which is established and maintained, in accordance with the provisions of Section 3.13 herein, to develop a utilization control program outlining procedures for the efficient use of resources, consistent with state and federal law, for the rendition of Medical Services. The Utilization Review Committee shall review elective Referrals and hospital admissions on a concurrent and prospective basis and Emergency Services, Urgently Needed Services and hospital admissions on a retrospective basis.

     1.32 BENEFIT WITHHOLD - is the portion of the HCFA revenue received and retained by PacifiCare each month as outlined in Paragraph 5, which is earmarked for provision of benefits to Subscribers which are offered in addition to Medical Services and Hospital Services.

2.   RELATIONSHIP OF PARTIES

     2.01 IPA PARTICIPATION - The execution of this Agreement shall qualify IPA to participate in the rendition of Medical Services to Subscribers pursuant to the terms of the Secure Horizons Medical and Hospital Plan, as amended from time to time. Subject to Section 12.11 herein, PacifiCare shall notify IPA of any material amendments to the Secure Horizons Medical and Hospital Plan, which amendments shall become effective upon thirty (30) days written notice by PacifiCare to IPA, and IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty
(30) day period, such amendments to the Secure Horizons Medical and Hospital Plan shall have no force or effect on IPA.

     2.02 LIABILITY FOR OBLIGATIONS - Notwithstanding any other section or provision of this Agreement, nothing contained herein shall cause either party to be liable or responsible for any debt, liability, or obligation of the other party or any third party, unless such liability or responsibility is expressly assumed by the party sought to be charged therewith. Each party shall be solely responsible for and shall indemnify and hold the other party harmless against any obligation for the payment of wages, salaries or other compensation (including all state, federal and local taxes and mandatory employee benefits), insurance and voluntary employment-related or other contractual or fringe benefits as may be due or payable by the party to or on behalf of such party's employees, agents and representatives.

     2.03 INDEPENDENT CONTRACTOR - The relationship between PacifiCare and IPA is an independent contractor relationship. Neither IPA nor members, partners, employees or agents of IPA are employees or agents or PacifiCare and neither PacifiCare nor any employee or agent of PacifiCare is a member, partner, employee or agent of IPA. As such, all medical decisions are rendered solely by IPA and not by PacifiCare. IPA is solely responsible for all Medical Services arranged by IPA and provided to Subscribers. None of the provisions of this Agreement shall be construed to create a relationship of agency, representation, joint venture, ownership, control of employment between the parties other than that of independent parties contracting solely for the purposes of effectuating this Agreement.

     2.04 DUTY TO DEFEND AND INDEMNIFY - To the extent not covered by insurance maintained by PacifiCare, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, IPA shall defend, indemnify and hold harmless PacifiCare from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance by IPA, its Specialist Physicians or employees of any Medical Services to be performed or arranged by IPA under this Agreement. It is understood and agreed by PacifiCare that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by IPA and that PacifiCare shall be entitled to indemnification from IPA only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

     To the extent not covered by insurance maintained by IPA, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, PacifiCare shall defend, indemnify and hold harmless IPA from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance of PacifiCare, its employees or agents of any service to be performed or provided by PacifiCare under this Agreement. It is understood and agreed by IPA that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by PacifiCare and that IPA shall be entitled to indemnification from PacifiCare only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

3.   DUTIES OF IPA

     3.01 IPA RESPONSIBILITIES - IPA agrees to arrange for or provide Medical Services twenty-four (24) hours a day in coordination with PacifiCare and with Hospital and other providers, as necessary, for each Subscriber who has designated IPA as his or her Participating Medical Group. IPA shall be financially responsible for all Medical Services specified in Attachment A2, incorporated in full herein by reference, provided to Subscribers for whom IPA is to receive monthly Capitation Payment from PacifiCare based upon the PacifiCare provided Eligibility List. IPA shall be responsible for determining whether Subscribers are eligible for Medical Services on the basis of the most current Eligibility List supplied to IPA by PacifiCare. Updated eligibility information shall be available from PacifiCare as needed on the basis of the most current information supplied PacifiCare by HCPA.

     3.02 STANDARDS - All Medical Services arranged for or provided by IPA and its Member Physicians shall be provided by professional personnel and at physical facilities according to generally accepted standards of medical practice and management in the community. IPA further agrees to provide or arrange for Referrals to Specialist Physicians and facilities as are necessary, appropriate, and in accordance with generally accepted standards of medical practice in the community in compliance with the standards developed by PacifiCare's Quality Assurance Committee. If IPA contracts with Specialist Physicians to provide Medical Services under this Agreement, IPA shall require such Specialist Physicians to provide IPA with the credentialing information set forth herein. IPA shall obtain and maintain information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. Such information shall be kept in a form prescribed by or acceptable to PacifiCare. Upon request, the credentialing information shall be made available to PacifiCare for review or copying.

     IPA acknowledges and agrees that it shall report Member Physicians or Specialist Physicians as required by the California Business and Professions Code Section 805 ("Section 805"). IPA further agrees to maintain and demonstrate to PacifiCare upon request compliance with the following:

               3.02.01 IPA shall insure that its Member Physicians and Specialist Physicians are licensed by the State of California and have current Drug Enforcement Agency ("DEA") registration. IPA shall immediately notify PacifiCare in writing of any of the following actions taken by or against a Member Physician or Specialist Physician: (i) the surrendering, revocation, or suspension of a license; (ii) the surrendering, revocations, or suspension of current DEA registration; (iii) any filing pursuant to Section 805; (iv) any filing pursuant to the National Practitioner Data Bank; (v) the filing of any malpractice claim of more than ten thousand dollars ($10,000); and (vi) a change in hospital staff status or hospital clinical privileges, including any restrictions or limitations.

               If IPA fails to obtain and maintain the information set forth in Paragraph 3.02 or fails to immediately notify PacifiCare as set forth in this Paragraph 3.02.01, IPA shall indemnify and hold harmless PacifiCare from and against any claim, loss, damage, cost, expense or liability arising out of or related to such nonperformance by IPA, its Member Physicians, Specialist Physicians or employees.

               3.02.02 In the event that it is determined by PacifiCare that IPA does not obtain and maintain the information set forth in paragraph 3.02, IPA agrees to assist PacifiCare in obtaining credentialing information concerning each Member Physician's and Specialist Physician's education, training, references, malpractice liability insurance, hospital staff status, hospital clinical privileges, and hospital staff reappointment dates. IPA shall obtain from each Member Physician and Specialist Physician a signed waiver, acceptable to PacifiCare, allowing PacifiCare access to such credentialing information at any acute care hospital or health care facility. If IPA is unable to obtain a signed waiver from a Member Physician or Specialist Physician, IPA shall obtain the credentialing information directly from the acute care hospital or health care facility and make such information available to PacifiCare upon request for review and copying.

               3.02.03 IPA agrees to provide access to continuing education programs for its Member Physicians and Specialist Physicians in accordance with the standards established by the California Medical Association for continuing education. The content and delivery of such continuing education programs shall be in the discretion and judgement of IPA, in order to maintain high standards for the delivery of Medical Services pursuant to this Agreement. IPA further agrees to gather, correlate, and distribute to its Member Physicians and Specialist Physicians, information regarding professional medical activities and developments which IPA believes may be of assistance in providing Medical Services pursuant to this Agreement.

               3.02.04 IPA agrees to provide reasonable evidence that all nurses and other ancillary and paramedical personnel who are employed by and contract with IPA or Specialist Physicians are properly licensed by the State of California.

     3.03 INSURANCE - IPA shall maintain professional liability insurance and general liability insurance in the minimum amounts of one million dollars ($1,000,000) per person, three million dollars ($3,000,000) per occurrence coverage, and three million dollars ($3,000,000) combined single limits coverage, for its agents and employees, as applicable. In the event IPA procures a claims made policy as distinguished from an occurrence policy, IPA shall procure and maintain prior to termination of such insurance, continuing "tail" coverage, unless successor policy coverage provides such "tail" protection. IPA shall provide PacifiCare with evidence of such insurance coverage upon PacifiCare's request. IPA shall immediately notify PacifiCare of any material changes in insurance coverage and shall provide a certificate of such insurance coverage to PacifiCare upon PacifiCare's reasonable request. In the event IPA contracts with independent contractor physicians to provide Medical Services under this Agreement, IPA will require such independent contractor physicians and their agents to maintain professional liability insurance and general liability insurance in the minimum amounts as is usual and customary in the community.

     3.04 REFERRALS - IPA shall refer Subscribers in need of specialty care services only with the approval of the IPA Utilization Review Committee. However, in the event that Emergency Services are required, IPA shall comply with Section 3.05 below.

     3.05 HOSPITAL ADMISSIONS - Whenever IPA determines that a Subscriber on IPA's eligibility list requires Hospital Services which are not Emergency Services, IPA shall arrange for such Hospital admissions and outpatient surgeries through the IPA's Utilization Review Committee and its developed utilization review program. IPA and its Member Physicians shall not serve as admitting physicians for any Subscriber without such prior approval except in the event that Emergency Services are required. If IPA or a Member Physician admits a Subscriber to a Hospital for Emergency Services, IPA shall notify PacifiCare of such admission within the time frames as required in the PacifiCare Provider Policies and Procedures Manual, attached hereto as Attachment D and incorporated in full herein by reference. Admissions for Emergency Services or Urgently Needed Services shall be made to hospitals contracting with PacifiCare, if possible.

     3.06 ELIGIBILITY LIST - IPA shall accept as patients those Subscribers who
are on IPA's eligibility list provided by PacifiCare to IPA.   Member
Physicians and IPA shall be entitled to rely on the most current provided list until a new list has been approved to IPA. IPA understands that in order to update the eligibility list, PacifiCare is dependent on the receipt of information from HCFA.

     3.07 COLLECTION OF CHARGES FROM SUBSCRIBERS - IPA shall collect applicable Copayments from Subscribers upon the rendition of Medical Services to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan. With the exception of Copayments and charges for non-covered services delivered on a fee-for-service basis to Subscribers, IPA shall in no event, including, without limitation, to non-payment by PacifiCare, insolvency of

PacifiCare, or breach of the Agreement, bill, charge, collect and deposit, or attempt to bill, charge, collect or receive any form of payment, from any Subscriber for Medical Services provided pursuant to this Agreement and for which Subscriber is entitled under the Secure Horizons Medical and Hospital Plan in effect for such Subscriber.

          IPA shall not maintain any action at law or equity against a Subscriber to collect sums owed by PacifiCare to IPA. Upon notice of any such charge, PacifiCare may terminate this Agreement consistent with the provisions contained in Section 7.01.02 and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring IPA and Specialist Physicians to return all sums collected as Surcharges from Subscribers or their representatives. Nothing in this Agreement, however, shall be construed to prevent IPA from providing non-covered Medical Services on a usual and customary fee-for-service basis to subscribers.

          IPA's obligations regarding the collection of charges from Subscribers shall survive the termination of this Agreement with respect to Medical Services provided during the term of the Agreement without regard to the cause of termination of this Agreement.

     3.08 COLLECTION OF CHARGES FROM THIRD PARTIES WHEN MEDICARE NOT THE PRIMARY PAYOR - IPA and Member Physicians accept payment from PacifiCare (plus applicable Copayments) for Medical Services as provided herein as full payment for such Medical Services from PacifiCare except as provided herein; provided however, when Medicare is not the primary payor for Medical Services, such as when the Subscriber is entitled to payment from another third party or for payment for a Workers' Compensation claim, or from another primary insurance coverage maintained by Subscriber, IPA and Member Physicians shall make no demand upon PacifiCare for reimbursement under the Individual Subscriber Stop Loss Program as specified in Attachment A3 hereto until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within ten (10) months from the date of the provision of Medical Services.

     For purposes of accomplishing the intent of the Section 3.08, PacifiCare hereby assigns to IPA for collection, any claims or demands against third parties for amounts due for Medical Services provided by IPA pursuant to this Agreement, subject to the following conditions:

               3.08.01 IPA shall utilize lien forms which are provided by PacifiCare in the PacifiCare Policies and Procedures Manual or which have been approved in advance by PacifiCare. IPA shall notify PacifiCare each time it pursues and each time it obtains a signed lien from a Subscriber.

               3.08.02 IPA shall not commence any legal or equitable action against a third party without obtaining the prior written consent of PacifiCare. It is agreed that collection or demand letters consistent with the PacifiCare Provider Policies and Procedures Manual shall not constitute the commencement of legal or equitable action. Under no circumstances, shall IPA commence any legal action against a Subscriber.

               3.08.03 IPA shall defend, indemnify and hold PacifiCare harmless for all actions by IPA which relate to collections of an account pursuant to this Section 3.08.

               3.08.04 IPA shall perform such collection activities consistent with the procedures set forth in the PacifiCare Provider Policies and Procedures Manual.

               3.08.05 PacifiCare may immediately rescind such assignment on a claim-by-claim basis for any reason by providing written notice of rescission to IPA.

               In the event IPA receives payment from a third party after receipt of payment from PacifiCare, IPA shall reimburse PacifiCare to the extent that the combined amounts received from all payors exceeds [ ** ] of IPA's usual and customary fee-for-service charges.

     3.09 DUTIES OF IPA UPON TERMINATION DURING PHASE-OUT PERIOD - Should this Agreement be terminated by IPA pursuant to Section 7.01.01(a) or Section 7.01.01(b), IPA shall be released of its obligation to continue to provide or arrange for Medical Services to Subscribers during the phase-out period as stated in this Section 3.09. If this Agreement is terminated for any other reason by either party or if this Agreement terminates at the end of the Initial Term or any renewal term, IPA shall not be released of its obligation to continue to provide or arrange for Medical Services to Subscribers during the phase-out period, which phase-out period shall end on the earlier of:

               3.09.01 Three (3) months from the effective date of termination of this Agreement, or

               3.09.02 The date PacifiCare has secured the transfer of Subscribers to another medical group, individual practice association, or physician for further treatment, and has notified IPA of such transfer in writing.

               Compensation during the phase-out period shall be at the Capitation Rates set forth in the Attachment C hereto.

     3.10 CONTINUING CARE RESPONSIBILITIES - IPA and Member Physicians shall provide or arrange for Medical Services to Subscribers for the term of this Agreement in accordance with Section 3.01 hereof. In the event of termination of this Agreement and the expiration of IPA's duty to provide or arrange for Medical Services during the phase-out period pursuant to Section 3.09, if applicable, IPA and Member Physicians shall continue to provide or arrange for Medical Services to Subscribers until the effective date of transfer of such Subscribers to another Participating Medical Group for further treatment and written notice of such transfer has been provided by Pacificare to IPA. If a Subscriber's care cannot be transferred for the reason of hospitalization of Subscriber, continuity of care, or other legally-required medical treatment reasons, IPA shall continue to provide or arrange for Medical Services for such Subscriber until Pacificare, through consultation with the Subscriber's attending participating physician, has made provision for the transfer of such Subscriber to another participating provider for further Medical Services and has notified IPA of such transfer in writing. The payment provisions for any continued Medical services after expiration of the phase-out period shall be the lesser of [ ** ] of usual and customary fees of the Member Physician or Specialist Physician or the Cost of Care as set forth in Attachment A4.

     Notwithstanding the above or any other provisions of this Agreement to the contrary, IPA agrees that in the event PacifiCare ceases operations for any reason, including insolvency, IPA shall provide Medical Services and shall not bill, charge, collect or receive any form of payment from any Subscriber or have any recourse against a Subscriber for Medical Services provided after PacifiCare ceases operation. This continuation of Medical Services obligation shall be for the period for which Subscriber Premiums have been paid, but shall not exceed a period of thirty (30) days, except for those Subscribers who are hospitalized on an inpatient basis as provided below.

     In the event PacifiCare ceases operations or IPA terminates this Agreement on the basis of PacifiCare's failure to make timely Capitation Payments, IPA shall continue to arrange for Medical Services to those Subscribers who are hospitalized on an inpatient basis at the time PacifiCare ceases operation or IPA terminates this Agreement until such Subscribers are discharged from the hospital. IPA may file a claim with PacifiCare for such Medical Services at [ ** ] of IPA's usual and customary fee for service charges then in effect.

     IPA agrees that the provisions of this Section 3.10 and IPA's obligations herein shall survive the termination of this Agreement without regard to the cause of termination of the Agreement, and shall be construed to be for the benefit of the Subscribers.

     3.11 STAFF PRIVILEGES - IPA agrees to have its Member Physicians seek and obtain (and provide evidence of) staff privileges or other appropriate access to Hospital and other hospitals under contract with PacifiCare where Medical Services shall be provided to Subscriber by IPA's Member Physicians.

     3.12 ADMINISTRATIVE GUIDELINES - IPA agrees to perform its duties under this Agreement in a manner consistent with the reasonable administrative guidelines provided by PacifiCare, in its Provider Polices and Procedures Manual, attached hereto as Attachment D and incorporated in full herein by reference. Subject to Section 12.11 herein, PacifiCare shall notify IPA of any material amendments to the administrative guidelines, which amendments shall become effective upon thirty (30) days written notice by PacifiCare to IPA if IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty (30) day period, such amendments to the PacifiCare Health Plan shall have no force or effect on IPA.

     3.13 UTILIZATION REVIEW - IPA agrees to participate with PacifiCare in an ongoing utilization review program to promote efficient use of resources. The IPA's Utilization Review Committee shall meet as frequently as necessary but at least weekly. The Utilization Review Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. IPA and PacifiCare shall jointly implement a utilization review system whereby IPA shall notify PacifiCare of any hospital or skilled nursing facility admissions. A member of the PacifiCare Medical Services staff may participate in IPA's Utilization Review Committee meetings.

     3.14 QUALITY OF HEALTH CARE - IPA agrees to assure quality of Medical Services by:

          3.14.01 Assigning PacifiCare Subscribers only to Member Physicians or Outside Providers meeting quality health care standards;

          3.14.02 Inspecting the premises and facilities of its Member Physicians on a regular basis and allowing PacifiCare to participate in such inspections upon ten (10) days written notice.

     3.15 QUALITY ASSURANCE AND REMEDIAL PROCEDURES - IPA shall cooperate with PacifiCare in the operation of PacifiCare's quality assurance program and IPA shall perform quality assurance review of Medical Services as brought before IPA internally or from PacifiCare's Quality Assurance Committee, the Department of Corporations, the Department of Health and Human Services, HCFA and any other governmental agencies with regulatory or enforcement jurisdiction over this Agreement. Further, IPA agrees to comply with the recommendations presented hereto in Attachment G. Failure to comply with these recommendations within the specified time frames may result in the "freezing" of additional new enrollment activity. IPA shall establish and maintain a Quality Assurance Committee which shall meet as least quarterly. A member of the

PacifiCare Medical Services staff may participate in IPA's Quality Assurance Committee meetings. The IPA Quality Assurance Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. The task of the Quality Assurance Committee may be assumed by the Utilization Review Committee described in Section 3.13; however, in such event, the Utilization Review and Quality Assurance Committees must hold separately convened meetings and the minutes of each meeting must be separately maintained.

     IPA shall, at the written request of PacifiCare, make available one (1) Member Physician from IPA to attend the PacifiCare Quality Assurance Committee meetings. The intent of this Section is to have at least one Member Physician from IPA serve for six (6) months on the PacifiCare Quality Assurance Committee during a three (3) year period. IPA shall develop written procedures for remedial action whenever it is determined by PacifiCare's Quality Assurance Committee that inappropriate or substandard Medical Services have been furnished or Medical Services that should have been furnished or Medical Services that should have been furnished have not been furnished. Upon request, PacifiCare shall assist IPA in the formulation of such remedial procedures.

     3.16 COMPLIANCE WITH CIVIL RIGHTS LAWS - IPA shall comply with Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975.

     3.17 RECIPROCITY AGREEMENTS - IPA agrees to develop and implement agreements with PacifiCare's Participating Medical Groups to assure reciprocity of health care for PacifiCare Subscribers. IPA shall accept non-Emergency or specialty referrals from such other Participating Medical Groups and such other Participating Medical Groups shall be required to accept non-Emergency or specialty referrals from IPA. Payment for the foregoing referrals shall be no greater that [ ** ] of IPA's usual and customary fee-for-service rates then in effect as long as claims for authorized Medical Services are paid within forty-five (45) days of the date of initial billing.

     3.18 INDIVIDUAL STOP-LOSS PROGRAM - IPA agrees to participate in and assume the rights and responsibilities of the Pacificare Stop-Loss Program as defined in Attachment A3, attached hereto and incorporated in full herein by reference.

     3.19 OTHER CONTRACTUAL COMMITMENTS - IPA represents and assures PacifiCare that contractual commitments with other HMOs, competitive medical plans and health related entities do not restrict or impair IPA from performing its duties under this Agreement.

     3.20 DISSEMINATION OF INFORMATION - IPA agrees that PacifiCare may use IPA's name, address, telephone number, and a listing of IPA's Member Physicians in any informational material routinely distributed to Subscribers and for other purposes related to the administration of the Secure Horizons Medical and Hospital Plan as an indication of IPA's willingness to provide Medical Services to Subscribers.

     Prior to listing or otherwise referencing PacifiCare in any promotional or advertising brochures, media announcements or other advertising or marketing material, IPA shall first obtain the prior subjective consent of PacifiCare.

     3.21 WRITTEN AGREEMENTS - IPA shall secure written agreements, consistent with the terms of this Agreement and in compliance with all state and federal law, with all Specialist Physicians regularly utilized as a part of IPA's referral system.

     3.22 MEDICAL CARE CRITERIA - IPA shall utilize the criteria for medical care that is established or approved by PacifiCare's Quality Assurance Committee as a standard reference in determining appropriate lengths of stay for hospitalized Subscribers or appropriate utilization patterns for referral to specialty services.

     3.23 NONDISCRIMINATION - IPA represents and assures that Medical Services are rendered to Subscribers in the same manner as such services are provided to IPA's other patients, except as required pursuant to this Agreement. Subscribers shall not be subject to any discrimination whatsoever by IPA in regards to access to Medical Services.

     3.24 ACCOUNTS PAYABLE SYSTEM - IPA agrees to operate its accounts payable system in a manner which assures that providers of authorized Medical Services who are Member Physicians and non-Member Physicians receive payment for Medical Services rendered to Subscribers within twenty-seven (27) calendar days of IPA's receipt of an uncontested claim from such Member Physicians and non-Member Physicians. In the event IPA fails to meet the payment timelines discussed in this Section 3.24, in addition to exercising any other remedies it may have under this Agreement, PacifiCare may take actions to assist IPA in operating its accounts payable system including, but not limited to, assuming the obligation of paying IPA's Member Physicians and Non-Member Physicians and charging IPA an administrative fee for performing such services.

     3.25 CATASTROPHIC CASE MANAGEMENT - IPA agrees that PacifiCare's medical director may be involved in the management and coordination of Catastrophic Cases. IPA will fully assist PacifiCare in providing information that may be required in determining the need for a transfer of a Subscriber into PacifiCare's regional centers for the care of Catastrophic Cases including, but not limited to, prompt notification of known or suspected Catastrophic Cases. Detailed procedures for Catastrophic Case management will be mutually agreed upon by the parties based upon IPA's and PacifiCare's determination of the Subscriber's transferability. Except in unusual circumstances, based on Medical Necessity or the inability of Hospital to provide services with acceptable results, regional centers for care of Catastrophic Cases shall be sought within the IPA Service Area and surrounding area.

     3.26 CAPACITY REPORTING - IPA will provide to PacifiCare, at the earliest possible time, notice of any significant changes in the capacity of IPA to provide or arrange for the Medical Services contemplated by this Agreement (e.g., addition or deletion of Member Physicians or Specialist Physicians), including a ninety (90) day written notice in the event IPA is unable to properly service additional Subscribers. IPA shall still be obligated to provide or arrange for Medical Services to Subscribers who are with employer groups whom PacifiCare had agreed to enroll prior to ninety (90) days from the effective date of the written notice. PacifiCare shall provide IPA, upon IPA's request, current marketing information within a reasonable period for purposes of determining IPA capacity.

     3.27 REPRESENTATION OF IPA MEMBER PHYSICIANS - IPA agrees to represent its Member Physicians in matters pertaining to the provision of Medical Services under this Agreement, and that it has obtained written consent to such representation from its Member Physicians.

     3.28 PERFORMANCE OF MEMBER PHYSICIANS - IPA agrees: (i) to develop methods for discussion of performance with its Member Physicians, (ii) to assure correction of performance of its Member Physicians consistent with the provisions of this Agreement and state and federal law applicable to the Secure Horizons Medical and Hospital Plan, and (iii) to resolve Conformance Requests.

     3.29 WITHDRAWAL OF AN IPA FACILITY - In the event IPA seeks to withdraw one or more of the IPA Facilities listed in Attachment F from providing or arranging for Medical Services to Subscribers under this Agreement, IPA must notify PacifiCare of such withdrawal in writing at least one hundred and eighty (180) days prior to the effective withdrawal date; after the effective date of withdrawal, IPA shall still be responsible to provide or arrange for Medical Services to the affected Subscribers at the other IPA Facilities.

4.   DUTIES OF PACIFICARE

     4.01 ADMINISTRATION - PacifiCare agrees to perform all necessary administrative, accounting, enrollment, and other functions consistent with the administration of the Secure Horizons Medical and Hospital Plan and this Agreement.

     4.02 BENEFIT INFORMATION - PacifiCare agrees to apprise all Subscribers concerning the type, scope and duration of benefits and services to which such person is entitled under the Secure Horizons Medical and Hospital Plan.

     4.03 ASSIST IPA - PacifiCare agrees to assist and cooperate with IPA in the development and initial implementation of procedures necessary to carry out the intent of this Agreement.

     4.04 ADMINISTRATION OF PAYMENTS - PacifiCare agrees to transmit Capitation Payments and other payments to IPA in accordance with the terms and procedures set forth in this Agreement.

     4.05 STATISTICAL INFORMATION AND PROVISION OF DATA - PacifiCare agrees to provide IPA with management information and data reasonably necessary to carry out the terms and conditions of this Agreement and for the operation of the Secure Horizons Medical and Hospital Plan, including monthly Eligibility Lists and monthly capitation worksheets. Furthermore, PacifiCare shall provide quarterly reports reflecting Hospital Services authorized by IPA.

     4.06 SERVICES RENDERED TO INELIGIBLE SUBSCRIBERS - PacifiCare agrees to reimburse IPA for those Medical Services set forth in Attachment A2 provided to an ineligible Subscriber if the Subscriber was listed as eligible on the most current eligibility list provided to IPA by PacifiCare. If PacifiCare is in receipt of a billing to such ineligible Subscriber from IPA and proof of having sent the Subscriber or the Subscriber's legal guardian two (2) bills no less than thirty (30) days apart, PacifiCare will reimburse IPA
[ ** ] of IPA's ordinary and customary fee-for-service rates then in effect for those Medical Services rendered but no greater than [ ** ] of the still uncollected balance. If subsequent to payment by PacifiCare, IPA receives any payment from another source for the services, then IPA shall reimburse PacifiCare up to the amount previously received from PacifiCare. If a Subscriber becomes ineligible for benefits under the Secure Horizons Medical and Hospital Plan after IPA or Member Physicians have begun treatment of the Subscriber (provided the Subscriber is not hospitalized at the time of becoming ineligible), IPA shall be entitled to make all subsequent charges for its services directly to the Subscriber. If the Subscriber is hospitalized at the time of becoming ineligible, IPA shall be entitled to make charges directly to the Subscriber only for services provided after the Subscriber is discharged from such hospital treatment.

     4.07 DISSEMINATION OF INFORMATION - Except as provided above in Section 3.20, prior to listing or otherwise referencing IPA in any promotional or advertising brochures, media announcements or other advertising or marketing material, PacifiCare shall first obtain the prior consent of IPA, such consent not to be unreasonably withheld.

     4.08 NOTIFICATION OF EMERGENCY ADMISSIONS - In the event PacifiCare is notified of a Subscriber's emergency admission to another facility within the service area of Hospital, PacifiCare shall use its best efforts to notify IPA and/or Hospital within twenty four (24) hours of such emergency admission.

5.   COMPENSATION

     5.01 CAPITATION PAYMENTS - PacifiCare shall make monthly Capitation Payments to IPA as outlined in Attachment C, due and payable on the tenth (10th) day of the month for the current month's Medical Services.

     5.02 ADDITIONAL PAYMENTS - PacifiCare and IPA agree to provide payments to each other in accordance with the terms of the following programs, if applicable: Hospital Incentive Program, Individual Stop-Loss Program, Benefit Withhold Incentive Program and Mammography Reimbursement Program as specified in Attachments A5, A3, E and C respectively, incorporated in full herein by reference.

     To the extent that one or both parties owes an amount to the other party in the risk programs noted above, IPA agrees that PacifiCare shall combine the results of all applicable risk programs such that one aggregate payment is payable to or receivable from IPA. A fully detailed accounting of the results of each program shall accompany the aggregate payment or notice of amount due.

     5.03 ADEQUACY OF COMPENSATION - Except as otherwise provided herein, IPA shall accept the payments specified in this Agreement as payment in full for all Medical Services provided Subscribers during each month for which such payments are to be received by IPA from PacifiCare. In the event PacifiCare fails to make any payments to IPA as provided herein, whether from PacifiCare's insolvency or otherwise, Subscribers shall not be liable to IPA or its Member Physicians under any circumstances for Medical Services. Surcharges for Medical Services provided or arranged by IPA or Member Physicians are prohibited; upon notice of the existence of any such Surcharge, PacifiCare will take appropriate action consistent with the terms of this Agreement to eliminate such Surcharges.

6.   TERM OF AGREEMENT

     6.01 TERM - The initial term of this Agreement shall begin on August 1, 1993 (the "Commencement Date") and end on December 31, 1994. After the Initial Term, a "Year" under this Agreement shall begin on January 1 and end on December
31.  The term of this

Agreement shall be automatically extended for one (1) year on each successive January 1 thereafter unless either party provides the other with written notice of such party's intention not to extend the term no less than one hundred twenty
(120) days prior to the January 1 renewal date or until this Agreement is appropriately terminated by either party as provided in Section 7 herein. Upon renewal of the Initial Term and any subsequent term, the then applicable rates of compensation specified in this Agreement shall apply unless otherwise agreed upon by the parties in writing.

7.   TERMINATION

     7.01 TERMINATION OF AGREEMENT WITH MATERIAL CAUSE - Either party, as appropriate, may terminate this Agreement for material cause as set forth in Sections 7.01.01 or 7.01.02, hereof subject to the notice and cure periods set out in Section 7.02 hereof, if applicable. In the event either party seeks to so terminate this Agreement, the terminating party shall give written notice of termination stating the actions of the other party constituting material cause for termination.

          7.01.01 CAUSE FOR TERMINATION OF AGREEMENT BY IPA - The following shall constitute cause for termination of this Agreement by IPA:

                    a. NON-PAYMENT - Failure by PacifiCare to pay Capitation Payments due to IPA hereunder within twenty (20) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due to IPA hereunder within forty-five (45) days of any such payment's due date.

                    b. REVOCATION OF CERTIFICATION OR LICENSE - Revocation by the State of California or the United States Government of any certification or license of PacifiCare necessary for the performance of this Agreement.

                    c. BREACH OF MATERIAL TERM AND FAILURE TO CURE - PacifiCare's breach of any material term, covenant, or condition and subsequent failure to cure said breach as provided in Section 7.02 hereof. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

          7.01.02 CAUSE FOR TERMINATION OF AGREEMENT BY PACIFICARE - The following shall constitute cause for termination of this Agreement by
PacifiCare:

                    a. FINANCIAL FAILURE OF IPA - PacifiCare's reasonable determination of IPA's anticipated inability to provide or arrange for Medical Services as described herein due to the likelihood of IPA's lack of financial resources, other than due to PacifiCare's non-payment of amounts due IPA hereunder. IPA shall have the opportunity to dispute such determination by PacifiCare by providing reasonable evidence and assurances of financial stability and capacity to perform under this Agreement.

                    b. FAILURE TO PROVIDE QUALITY MEDICAL SERVICES - Failure to maintain the standards set forth in Section 3.02 of this Agreement and such failure is not corrected consistent with the provisions of Section 7.02. The written notice of termination shall contain specific reference to the breaches which have caused such failure. PacifiCare reserves the right to withdraw from IPA all or part of its Subscribers if the Medical Services are not being properly provided or arranged for pursuant to this Agreement and such deficiencies are not corrected consistent with the provisions of Section 7.02 of this Agreement.

                    c. FAILURE TO PROVIDE SERVICES - Failure to provide Medical Services to Subscribers as provided herein. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

                    d. BREACH OF MATERIAL TERM AND FAILURE TO CURE - IPA's breach of any material term, covenant or condition of the Agreement and subsequent failure to cure said breach as provided in Section 7.02 of this Agreement. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

     7.02 CURING PERIOD AND TERMINATION DATE - The party receiving the written notice of termination shall have thirty (30) days from the receipt of said notice to cure or otherwise eliminate the circumstances constituting cause for termination. If such party fails to cure or eliminate the circumstances constituting cause for termination within a (30) day period, this Agreement shall terminate thirty (30) days from the date of expiration of the curing period, said expiration date being sometimes called herein the "effective date of termination".

     7.03 REPAYMENT UPON TERMINATION - Within one hundred and eighty (180) days of the effective date of termination of this Agreement as provided herein, an accounting shall be made by PacifiCare of monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) days of such accounting. Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties. The parties agree to abide by the findings of such independent audit and appropriate payment by the appropriate party, if any, shall be made within thirty (30) days of such independent audit.

     7.04 TERMINATION NOT AN EXCLUSIVE REMEDY - Any termination by either party pursuant to this Section 7 is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

8.   RECORDS, DATA COLLECTION, CITATIONS AND RIGHT TO INSPECT RECORDS

     8.01 RECORDS - IPA shall maintain and provide such records and information as reasonably necessary for PacifiCare to properly administer the Secure Horizons Medical and Hospital Plan and consistent with state and federal law. The duties imposed by this Section 8.01 shall not terminate upon termination of this Agreement, whether by rescission or otherwise, and shall be in effect until the completion of the phase-out period pursuant to Section 3.09. The cost for preparation and submission of this data shall be borne solely by IPA.

     IPA shall maintain records and provide such information to PacifiCare or the California Commissioner of Corporations as may be necessary for the compliance by PacifiCare with the provisions of state and federal law and regulations promulgated thereto, and such records shall be retained by IPA for at least two (2) years following the provision of Medical Services. This obligation is not terminated upon termination of this Agreement, whether by rescission or otherwise.

     8.02 CONFIDENTIALITY OF RECORDS - IPA shall safeguard the confidentiality of Subscriber health records and treatment in accordance with all state and federal laws, including, without limitation, the Privacy Act, as implemented by 45 Code of Federal Regulations 5(b) and the regulations promulgated thereunder.

     8.03 DATA COLLECTION - IPA shall maintain and provide to PacifiCare, on a timely basis, the utilization data more particularly described in the PacifiCare Provider Policies and Procedures Manual for the effective management of PacifiCare's health care delivery system. Among the reports which IPS shall provide to PacifiCare are completed reports within thirty (30) days following the end of each month containing an itemized list of all Medical Services, other than Hospital Services, provided to or arranged for Subscriber during such month. This report shall be as described in the PacifiCare Provider Policies and Procedures Manual.

     8.04 RIGHT TO INSPECT - IPA shall provide access at reasonable times upon demand by PacifiCare, or any governmental regulatory agency responsible for the administration of health care service plans, to inspect facilities, equipment, books and records relating to the performance of this Agreement, including, without limitation, Subscriber patient records, financial records pertaining to the cost of operations and income received by IPA for Medical Services rendered to Subscribers. Unless otherwise required by law, PacifiCare shall provide IPA with a seventy-two (72) hour prior written notice of any such inspection.

     8.05 CITATIONS - IPA shall notify PacifiCare in writing of each and every report of any government and or quasi-governmental agency with jurisdiction over IPA which contains any citation of IPA for failure to meet any governmental or quasi-governmental standard on or after the Commencement Date of this Agreement.

     8.06 FINANCIAL STATEMENTS - IPA shall provide PacifiCare within forty-five
(45) days of the end of each calendar quarter copies of its quarterly financial statements, which shall including a balance sheet, statement of income and a statement of cash flow (the "financial statements") prepared in accordance with generally-accepted accounting principles. Such quarterly statements shall be certified by the chief financial officer of IPA as accurately reflecting the financial condition of IPA for the period indicated. In addition, IPA shall provide to PacifiCare, within forty-five (45) days of the end of each calendar year, copies of its audited annual financial statements.

     8.07 TRANSFER OF MEDICAL RECORDS UPON TERMINATION - Upon the effective date of termination of this Agreement and, if applicable, upon the expiration of the phase-out period set forth in Section 3.09, at PacifiCare's request, IPA shall copy all active PacifiCare Subscriber patient medical files in IPA's possession and forward such files to another provider of Medical Services designated by PacifiCare, provided such copying and forwarding is not otherwise objected to by Subscribers. The copies of such medical files shall may be in summary form. The cost of copying the patient medical files shall be borne by IPA, unless termination is due to non-payment by PacifiCare. In the event of such an occurrence, PacifiCare shall bear all copying costs associated with termination. IPA shall cooperate with PacifiCare in maintaining the confidentiality of such confidential and proprietary information and trade secrets at all times.

9.   EXCLUSIVITY

     9.01 EXCLUSIVE USE OF HOSPITAL FOR HOSPITAL SERVICES - In recognition of the need for centralized coordination of Medical Services to PacifiCare Subscribers to ensure continuity and quality of care, IPA agrees, subject to the limitations stated below, to utilize Hospital as its exclusive provider of Hospital Services for all Subscribers in the IPA Service Area. This exclusivity provision is subject to the following exceptions:

               9.01.01 EMERGENCY SERVICES AND URGENTLY NEEDED SERVICES - Subscribers admitted for Emergency Services or Urgently Needed Services through other hospitals, whether in or out of the IPA Service Area;

               9.01.02 UNAVAILABLE HOSPITAL SERVICES - Subscribers requiring Hospital Services not available at Hospital, including specialty Hospital Services and those which cannot be provided due to ethical principles of Hospital;

               9.01.03 UNAUTHORIZED ADMISSIONS - Unauthorized Subscriber admissions to facilities within the IPA Service Area for Hospital Services.

               9.01.04 SUBSCRIBER REQUESTS FOR TREATMENT AT OTHER FACILITIES - PacifiCare, IPA and Hospital upon mutual consent, reserve the right to grant Subscriber requests for treatment at another facility due to Medical Necessity for services in which are not available at Hospital. Request for treatment or transfer to another facility based on the impairment of Hospital/Subscriber relationship shall only be granted if Subscriber can show just cause for such a request. PacifiCare and IPA shall exercise reasonable efforts in discouraging Subscriber transfers at Subscriber's request unless Subscriber can show just cause for such transfer and IPA deems the transfer medically safe.

               9.01.05 BREACH OF AGREEMENT - IPA shall not be obligated to continue to refer Subscribers to Hospital upon written notice to IPA by PacifiCare of Hospital's breach of any material term of its contract with PacifiCare.

     9.02 UTILIZATION OF IPA BY PACIFICARE - Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Subscribers to IPA, nor require PacifiCare to utilize the Medical Services of IPA for any or all Subscribers in the IPA Service Area.

10.  GOVERNING LAW AND DISPUTE RESOLUTION

     10.01 GOVERNING LAW - This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California, and the United States and all regulations promulgated pursuant thereto.

     Any provisions required to be in this Agreement by any of the above Acts and regulations shall bind PacifiCare and IPA whether or not expressly provided in this Agreement.

     10.02 DISPUTE BETWEEN IPA AND SUBSCRIBER NOT GOVERNED BY AGREEMENT - Any controversies or claims between IPA and Subscriber arising out of IPA's performance of this Agreement are not governed by this Agreement. IPA and Subscriber may seek any appropriate legal action to resolve such controversy or claim deemed necessary.

     In the event of a dispute between IPA and a Subscriber and upon mutual Agreement between IPA and such Subscriber, PacifiCare agrees to make available the Subscriber Grievance Resolution Process described in the Secure Horizons Medical and Hospital Plan Agreement for resolution of such dispute. In such instance, the decision of the PacifiCare Subscriber Satisfaction Committee and

Board of Directors shall not be binding upon the parties except upon agreement between IPA and the Subscriber. Nor shall such grievance be subject to binding arbitration except upon agreement between the parties. Should IPA and Subscriber fail to resolve the grievance, IPA and Subscriber may seek any appropriate legal action deemed necessary by such party.

     10.03 PAYMENT DISPUTES BETWEEN IPA AND SPECIALIST PHYSICIANS - In the event IPA fails to make a payment to a Specialist Physician within sixty (60) days of the submission of the bill by Specialist Physician to IPA and the validity and the amount of the submitted bill are undisputed, PacifiCare may, in its sole and absolute discretion, elect to pay the Specialist Physician on behalf of IPA and deduct such payment from IPA's next monthly Capitation Payment.

     Should a dispute concerning a claim for payment for Medical Services rendered to Subscribers arise between IPA and a Specialist Physician who is a Participating Medical Provider, IPA or the Specialist Physician may submit a written complaint to PacifiCare. The complaint shall describe the disputed claim and the basis for the amounts claimed and include the applicable written agreement between IPA and the Specialist Physician. PacifiCare shall investigate the complaint and make a determination of whether or not the claim is valid and should be paid. In the event PacifiCare determines that IPA owes any amount to Specialist Physician, IPA shall make such payment within thirty
(30) days of PacifiCare's determination. If IPA fails to pay the amount due within this thirty (30) day period, PacifiCare may deduct the amount owed from IPA's next monthly capitation payment. This amount will temporarily be placed in an account (the "Claims Dispute Account") which shall be established by PacifiCare. If IPA or Specialist Physician wishes to contest PacifiCare's determination, either may do so by initiating an action for binding arbitration and notifying PacifiCare of such initiation within thirty (30) days of PacifiCare's determination. If IPA or Specialist Physician fails to request arbitration within thirty (30) days or if the arbitration affirms
PacifiCare's decision that amounts are owing from IPA to Specialist Physician, PacifiCare shall release from the Claims Dispute Account the amount owing to Specialist. If the arbitration results in a decision that no money or a lesser amount than was determined by PacifiCare is owing to Specialist Physician, PacifiCare shall release to IPA the amounts which were erroneously withheld from IPA's Capitation Payment.

     In the event this Agreement has been terminated prior to PacifiCare's investigation and written determination and PacifiCare's investigation results in a determination that IPA owes money to Specialist Physician, PacifiCare may, in its sole and absolute discretion, elect to pay Specialist Physician on behalf of IPA and seek reimbursement from IPA. All costs associated with this arbitration proceeding shall be shared equally between Hospital and IPA.

     10.4 PAYMENT DISPUTES BETWEEN HOSPITAL AND IPA - In the event of a dispute between Hospital and IPA concerning amounts due or owing under the Hospital Control Program or as the result of an alleged breach of the exclusive referral arrangement set forth in Section 9 above, Hospital or IPA may submit a written complaint to PacifiCare. The complaint shall describe the disputed claim and the basis for the amounts claimed. PacifiCare shall investigate the complaint and make a written determination of whether or not the claim is valid and should be paid. IPA and Hospital shall cooperate with PacifiCare's investigation by providing in a timely manner all information reasonably requested by PacifiCare.

     In the event PacifiCare determines that IPA owes any amount to Hospital or Hospital owes any amount to IPA, the owing party shall make the appropriate payment within thirty (30) days of PacifiCare's written determination. If the owing party fails to pay the amount due within this thirty (30) day period, PacifiCare may deduct the amount owed from the owing party's next monthly Capitation Payment. This amount will temporarily be placed in an account (the "Claims Dispute Account") which shall be established by PacifiCare. If IPA or Hospital wish to contest PacifiCare's written determination, either may do so by initiating an action for binding arbitration and notifying PacifiCare of such initiation within thirty (30) days of PacifiCare's determination. If IPA or Hospital fails to request arbitration within thirty (30) days or if the arbitration affirms PacifiCare's decision, PacifiCare shall release from the Claims Dispute Account the amount owing to the appropriate party as initially determined by PacifiCare. If the arbitration results in a decision that no money or a lesser amount than was determined by PacifiCare is owing to either Hospital or IPA, PacifiCare shall release to IPA and/or Hospital the amounts owing each party as determined by the arbitration.

11.  NOTICE

     11.01 NOTICE - Any notice required to be given hereunder shall be in writing and either delivered personally or sent by registered or certified mail, return receipt requested, to either PacifiCare or IPA at the addresses listed below, or at such other addresses as either PacifiCare or IPA may hereafter designate to the other:

               To:       PacifiCare of California
                         P.O. Box 6006
                         Cypress, California  90630-0006
                         ATTENTION:  President

               To IPA:   Prospect Medical Group, Inc.
                         18200 Yorba Linda Blvd. #401
                         Yorba Linda, Calif. 92686
                         ATTENTION:  Administration

     All notice shall be deemed given on the date of delivery if delivered personally or on the day three (3) business days after such notice is deposited in the United States mails, addressed and sent as provided above.

12.  MISCELLANEOUS

     12.01 PROTECTION OF SUBSCRIBER - IPA may not impose any limitations on the acceptance of Subscribers for care or treatment that it does not impose on other patients of the IPA. Neither PacifiCare, IPA nor Hospital may request, demand, require or seek directly or indirectly the transfer, discharge or removal of any Subscriber for reasons of Subscriber's need for, or utilization of, Medially Necessary Medical or Hospital Services, except in accordance with the procedures established for such action. IPA shall not refuse or fail to provide Medically Necessary Medical Services to any Subscriber. Procedures for removal, discharge or transfer of Subscribers shall be mutually agreed upon between IPA and PacifiCare consistent with the Secure Horizons Medical and Hospital Plan.

     12.02 OTHER AGREEMENTS - Nothing in this Agreement shall prevent PacifiCare and IPA from contracting with each other for provision of services not covered by this Agreement.

     12.03 REFUSAL BY PHYSICIAN - If IPA or any of its Member Physicians refuses Medical Services to a Subscriber assigned to IPA for any reason whatsoever, it shall remain the responsibility of IPA to assure that such Subscriber receives Medical Services consistent with the terms of this Agreement.

     12.04     CONFIDENTIAL AND PROPRIETARY INFORMATION

               12.04.01  INFORMATION CONFIDENTIAL AND PROPRIETARY TO PACIFICARE
- IPA acknowledges that all PacifiCare Subscribers participating in a Secure Horizons Medical and Hospital Plan individually or through an employer group and receiving Medical Services shall be Subscribers of PacifiCare. Subscriber and employer group information shall include, without limitation, the names, addresses and telephone numbers of all Subscribers; member, employer and administrative service manuals and all forms related thereto; and records, files (other than patient medical files) and lists contained in IPA and PacifiCare files.

          IPA acknowledges that all such information is confidential and proprietary to PacifiCare and that such Subscriber and employer group information contains valuable trade secrets of PacifiCare.

          All PacifiCare Subscriber agreements and the information contained therein regarding PacifiCare, IPA, employer groups, Subscribers or the financial arrangements between a hospital, IPA and PacifiCare is confidential and proprietary to PacifiCare.

          IPA shall maintain all Subscriber information and other PacifiCare trade secret information confidential. IPA shall not disclose or use any confidential and proprietary information for its own benefit or gain either during the term of this Agreement or after the date of termination of this Agreement; provided, however, that IPA may use the name, address and telephone number or other medical information of a PacifiCare Subscriber if Medically Necessary for the proper treatment of such Subscriber or upon express prior written permission of PacifiCare or the Subscriber.

          12.04.02 INFORMATION CONFIDENTIAL AND PROPRIETARY TO IPA - IPA shall provide PacifiCare with a written description of all information proprietary to IPA which is confidential and contains trade secrets of IPA ("IPA Information"). PacifiCare shall maintain IPA Information confidential. PacifiCare shall not disclose or use any IPA Information for its own benefit either during the term of this Agreement or after the effective date of termination of this Agreement. Upon termination of this Agreement, PacifiCare shall provide and return to IPA all IPA Information in its possession in a manner to be specified by IPA. PacifiCare shall cooperate with IPA in maintaining the confidentiality of IPA Information at all times.

          12.04.03 SOLICITATION OF PACIFICARE SUBSCRIBERS OR EMPLOYER GROUPS - IPA shall not directly or indirectly engage in the practice of solicitation or the patronage of PacifiCare's Subscribers or employer groups without PacifiCare's prior written consent. Solicitation shall mean conduct by an officer, agent, employee or Member Physician of IPA or its assignee or successor during the Initial Term or any subsequent term of this Agreement and continuing for a period of one (1) year after the effective date of termination of this Agreement which may be reasonably interpreted as designed to persuade PacifiCare Subscribers to discontinue their Subscriber agreements with PacifiCare or to continue to receive health care services from IPA on a fee-for-service basis or to encourage PacifiCare Subscribers to participate in the prepaid health service plan offered by IPA, or any other prepaid health service plan (the "Solicitation"). The breach of this Section 12.04.03 during any term of this Agreement shall be grounds for termination of this Agreement pursuant to Section
7.01.02 of this Agreement.

     12.05 CONFIDENTIALITY OF THIS AGREEMENT - To the extent reasonably possible, each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the approval of the other party.

    12.06 ASSIGNMENT - This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by IPA or PacifiCare and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Notwithstanding, PacifiCare may assign, transfer, pledge or hypothecate this Agreement and its rights, interests and benefits hereunder to any entity which has at least majority control of PacifiCare or to any entity of which PacifiCare has at least majority control.

    12.07 INVALIDITY OF SECTIONS OF AGREEMENT - The unenforceability or invalidity of any paragraph or subparagraph of any section or subsection of this Agreement shall not affect the enforceability and validity of the balance of this Agreement.

    12.08 WITHDRAWAL OF SUBSCRIBERS BY PACIFICARE - PacifiCare reserves the right to withdraw from IPA all or part of the Subscribers from IPA whose Medical Services are not being properly provided pursuant to this Agreement. PacifiCare shall provide written notice to IPA of such withdrawal and the reasons therefore. PacifiCare shall then allow IPA thirty (30) days from the date of such notice to correct deficiencies. If such deficiencies are not corrected to PacifiCare's satisfaction within said period, PacifiCare may withdraw its Subscribers as provided in this Section 12.08 and remove IPA's name from PacifiCare's marketing materials.

    12.09 TRANSFER OF SUBSCRIBERS - PacifiCare may require transfer of Subscribers assigned to IPA for any reason; or, IPA may request transfer of Subscribers assigned to it by PacifiCare to other IPAs for cause or if the capacity of IPA is overburdened so that the provision of Medical Services as required by this Agreement is affected; all such transfers shall be consistent with the PacifiCare Provider Policies and Procedures Manual.

    12.10 CAPTIONS - Captions in this Agreement are descriptive only and do not affect the intent or interpretation of the Agreement.

    12.11 AMENDMENT - This Agreement may be amended or modified only by mutual written consent of the parties. Notwithstanding the foregoing sentence, PacifiCare may amend this Agreement upon thirty (30) days written notice to IPA in order to maintain compliance with applicable federal and state laws; provided, however, any such amendment which affects a material duty or responsibility of IPA and has a material adverse economic effect upon IPA as reasonably demonstrated by IPA to PacifiCare, shall be subject to the provisions of Section 12.12 below.

    12.12 MODIFICATIONS OF THIS AGREEMENT AND/OR PACIFICARE PROVIDER POLICIES AND PROCEDURES MANUAL AND/OR PACIFICARE HEALTH PLAN - Anything to the contrary herein notwithstanding, in the event of any material modification of this Agreement and/or the PacifiCare Provider Policies and Procedures Manual and/or the Secure Horizons Medical and Hospital Plan that (i) affects a material duty or responsibility of IPA, and (ii) causes a material adverse economic effect to IPA, IPA and PacifiCare shall seek to agree to an amendment to this Agreement which satisfactorily addresses the effect on IPA's material duty or responsibility and reimburses the material economic detriment caused to IPA. In the event such an agreement cannot be reached within sixty (60) days after the date PacifiCare gives IPA written notice of such modification, such modification shall not be effective.

    12.13 TERMS; SECTIONS - Unless otherwise indicated, all terms in any appropriate attachments, addendums and amendments hereto shall have the same meaning attributed to such terms in the body of this Agreement and references to section numbers are to the appropriate sections of this Agreement.

    12.14 IPA'S AUTHORIZED REPRESENTATIVE - Unless otherwise indicated in writing to PacifiCare, IPA warrants and authorizes its administrator to act as its fully authorized representative to represent IPA and Member Physicians in this Agreement and to receive any and all communications and notices hereunder.

    12.15 ATTORNEYS' FEES AND COSTS - If any action at law or suit in equity is brought to enforce or interpret the provisions of this Agreement or to collect any monies due hereunder, the prevailing party shall be entitled to reasonable attorneys' fees and reasonable costs, together with interest thereon at the highest rate provided by law, in addition to any and all other relief to which it may otherwise be entitled.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in ____________________, California, on _______________, 19__.

                                        PACIFICARE OF CALIFORNIA


                                        By: /s/ Nancy Freeman
                                            -----------------------------------
                                        Title: Vice President

                                        IPA


                                        By: /s/ Gregg DeNicola
                                            -----------------------------------
                                        Title:     CEO
                                               --------------------------------
                                        Tax ID #:
                                                  -----------------------------

                              SCHEDULE OF ATTACHMENTS


A.   A1.  Hospital Services

     A2.  Medical Services

     A3.  Individual Stop Loss Program

     A4.  Hospital Control Program

          1.   Hospital Services Valuation Schedule

B.   Secure Horizons Medical and Hospital Subscriber Agreement

C.   Capitation Payment Rates and Methodology

D.   Division of Financial Responsibility

E.   PacifiCare Policies and Procedures Manual

F.   IPA Facilities

G.   Operational and Quality Assurance Requirements

                                    ATTACHMENT A1

                                  HOSPITAL SERVICES

Hospital Services are the financial responsibility of the Hospital. A summary of most Hospital Services includes the following:

     1. INPATIENT HOSPITAL CARE - Medically Necessary inpatient hospital care, as defined by Medicare, but limited to a total of one hundred fifty
          (150) days per Subscriber per Year. Unlimited days of inpatient hospital care shall be provided to Subscribers, but PacifiCare shall be financially responsible for days in excess of one hundred fifty
          (150) days. Subscriber shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in fee-for-service rates shall be the responsibility of the Subscriber. A summary of inpatient care includes:

          a. Medical/Surgical Care, Intensive Care, Cardiac Care and other special care units (including Hospital Services associated with non-experimental transplants as defined by Medicare);
          b.   Inpatient psychiatric;
          c. Nursing Services, meals, drugs, medications (excluding take-home medications), blood transfusions;
          d.   Medical and Surgical supplies and appliances;
          e. Inpatient rehabilitation services, such as: inpatient physical, occupational and speech therapy;
          f.   Inpatient alcohol and drug treatment and rehabilitation.

     2. SKILLED NURSING - Medically Necessary Skilled Nursing Facility care, as defined by Medicare. Patients shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in the fee-for-service rates shall be the responsibility of the Subscriber. Skilled nursing facilities must be Medicare licensed and approved.

     3. TRANSPORTATION EXPENSES - Medicare approved ambulance services provided within the IPA Service Area for Subscribers. When a transfer of Subscriber from one facility to another is authorized by IPA or PacifiCare, the cost of such transfer shall be a Hospital service. The method of transfer shall be determined by IPA, but IPA shall coordinate all Subscriber transfers to or from

          Hospital with designated Hospital personnel. Also included are paramedic services in emergency cases in the IPA Service Area.

     4. HOME HEALTH CARE - As determined to be Medically Necessary, as defined by Medicare and provided in lieu of hospitalization, as mutually agreed to by IPA, Hospital and PacifiCare, including any required DME and IV Therapy Services.

     5. HOSPICE CARE - Should be coordinated with Medicare for special reimbursement provisions.

     6. OUTPATIENT SURGERY - Facility and supply charges for outpatient surgery done either at Hospital or a free-standing surgery center.

     7. END STAGE RENAL DISEASE - Facility charges for inpatient and outpatient dialysis services for Subscribers who are medically determined to have End Stage Renal Disease after enrollment in one of PacifiCare's health plans.

     8.   OTHER HOSPITAL SERVICES

          a. Devices surgically implanted during a hospital confinement or during an outpatient surgery performed at the Hospital outpatient surgery center or a free-standing surgery center.
          b. Treatment programs for outpatient substance abuse as defined by Medicare.
          c. Appealed Services - Hospital Services denied by IPA and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Hospital Services which the Subscriber was entitled to have furnished under the PacifiCare Secure Horizons health care delivery system.
          d.   Chemotherapy Drugs (inpatient and outpatient).

     9.   HOSPITAL SERVICES EXCLUDE THE FOLLOWING:

     a.   Durable Medical Equipment, except as provided in paragraph 4 above.
     b.   Medical Services in the IPA Service Area as defined by Attachment
          A2 hereto.
     c.   Outpatient prescription drugs, including immunosuppressive drugs.
     d. All out-of-IPA Service Area expenses, except those elective referrals as authorized by IPA. PacifiCare, in conjunction with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility.

     e. Vision materials (lenses and frames) except for those surgically implanted during cataract surgery.
     f.   Anesthesiology services (inpatient and outpatient).
     g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare and IPA, in conformance with state and federal law.
     h. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or accidental injury.
     i. Inpatient hospital care in excess of one hundred fifty (150) days per Subscriber per Year except as provided in Paragraph 1 of this Attachment A1.
     j. Skilled nursing care in excess of one hundred (100) days per Subscriber per Year.
     k.   Respite Care.

                                    ATTACHMENT A2

                    MEDICAL SERVICES OTHER THAN HOSPITAL SERVICES

I. Medical Services, other than Hospital Services, provided in the IPA Service Area are the financial responsibility of IPA. A summary of most Medical Services includes the following:

     1. PHYSICIAN SERVICES - Subscribers shall be entitled to Medically Necessary covered inpatient and outpatient physician services included in the PacifiCare's Secure Horizons Medical and Hospital Plan. A summary of some physician services includes the following:

          a. IPA Service Area inpatient services (including anesthesiology services and physician services associated with non-experimental transplants, as defined by Medicare) and outpatient physician care.
          b.   Professional component of inpatient mental health.
          c. Outside referrals to consultants including Emergency Room consultations and also including emergency room charges.
          d. Out-of-IPA Service Area physician services when such Medical Services are rendered on an elective basis and upon approval of IPA.

     2.   OUTPATIENT SERVICES - Such services include, among others:

          a.   Outpatient pathology and radiology, including MRI and CT scans.
          b.   Outpatient mental health (professional services only).
          c. Short term, Medically Necessary rehabilitation (speech, physical and occupational) therapy.
          d.   Health education and social services.
          e. Immunizations when determined Medically Necessary by an IPA Member Physician as recommended by the California Department of Health Services. Adult Immunization Recommendations.
          f.   Periodic health evaluations.
          g.   Hearing screening, including audiogram.
          h.   Allergy testing and treatment, including allergy serum.
          i. Lenses and frames required after cataract surgery, except lenses surgically implanted during an outpatient surgery performed at Hospital or at a free-standing surgery center.
          j.   Anesthesiology services.
          k.   Mammography screening, as defined by state and federal law.

     3.   DURABLE MEDICAL EQUIPMENT, PROSTHETIC DEVICES AND MEDICAL SUPPLIES

          a. Durable Medical Equipment ("DME") as defined by Medicare. IPA agrees to provide such devices and aids on an outpatient basis, determined Medically Necessary.
          b. Prosthetic devices, as defined by Medicare, except devices surgically implanted during a Hospital confinement or outpatient surgery performed at Hospital or free-standing surgery center.
          c. Medical Supplies - Supplies used in connection with treatment or to aid in the recovery of a medical condition when considered a covered expense by Medicare.

     4. HOSPITAL BASED PHYSICIAN SERVICE - All hospital based physician services where the physician provides the professional component of an inpatient hospital based service, the hospital outpatient surgery center service, a free standing surgery center service or the emergency room professional service. The charges of an anesthesiologist are included as a Medical Services expense.


     5. EMERGENCY SERVICES IN THE IPA SERVICE AREA - IPA ServiceArea Emergency Services include emergency room charges and associated emergency room physician and ancillary charges, inpatient medical and other Medical Services which may not be delayed until facilities or physicians of the Hospital or IPA (or alternatives authorized by IPA) can be used without possible serious effects to the health of the Subscriber.
          Such services must be Medically Necessary Emergency Services.

     6. OTHER SERVICES - Medical Services denied by the Participating Medical Group and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Medical Services which Subscriber was entitled to have furnished through the Secure Horizons Medical and Hospital Plan.

II.  Medical Services exclude the following:

     a.   Outpatient prescription drugs.
     b.   Chemotherapy drugs.
     c. Out-of-IPA Service Area expenses, except pursuant to paragraph I(1)(d) above. PacifiCare, in consultation with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility consistent with state and federal law.
     d. Vision materials (lenses and frames), except following cataract surgery.

     e.   Immunizations for foreign travel and unexpected mass immunizations.
     f. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare in accordance with state and federal law and in connection with IPA.
     g. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or an accidental injury.

                                   ATTACHMENT A3

                            INDIVIDUAL STOP-LOSS PROGRAM

1. The Individual Stop-Loss ("ISL") Program is designed to limit the IPA's costs per Subscriber per Year to a specified amount (the "deductible"). PacifiCare will assume all financial responsibility for the Subscriber in excess of the deductible by paying IPA, based on the payment procedure as outlined below, [ ** ] in excess of the deductible of the Cost of Care, as defined in Attachment A4, included in full herein by reference.

2.   Deductible: [  **  ] per Subscriber per Year.

3.   Payment Procedures:

     a. IPA must submit paid claims data in accordance with the procedures specified in the PacifiCare Provider Policies and Procedures Manual;

     b. Cost incurred by IPA for Medical Services provided during the last thirty-one (31) days of the Year for which no benefits were payable under the ISL Program because such costs were applicable to the deductible may be carried forward for inclusion in the ISL calculations for the next succeeding Year;

     c. Medical Services rendered in connection with Worker's Compensation cases or where payments of Medical Services provided under Section
          3.01 of this Agreement are receivable through the coordination of benefits, third party liability, or any other source of income, including copayments, shall not be included in the Cost of Care provided in calculating Stop-Loss liability;

     d. PacifiCare will determine and pay all ISL Program claims within sixty (60) days of receipt of a complete claim;

     e. For continuing ISL cases (i.e., cases where more than one payment is made during the calendar Year), PacifiCare will reimburse IPA quarterly based on the submittal of a continuing ISL claim.

     f. If the Subscriber transfers in the middle of the Year to another Participating Medical Group and then exceeds the ISL, the payment for all Medical Services in excess of the ISL will be shared proportionately among the Participating Medical Groups who provided Medical Services to the Subscriber during the Year.

                                   ATTACHMENT A4

                              HOSPITAL CONTROL PROGRAM

As an incentive for the provision of Hospital Services to Subscribers in a cost efficient manner, Hospital and IPA shall participate in the PacifiCare Hospital Control Program. The Hospital Control Program shall utilize a Claims Fund Withhold Amount and shall be calculated by comparing the Hospital Services Budget to the Hospital Services Expense, as such terms are defined below.

1. HOSPITAL CLAIMS FUND - PacifiCare shall withhold [ ** ] from Hospital's monthly capitation payment to create a claims fund (the "Hospital Claims Fund") for the payment of claims for Hospital Services provided by Outside Providers to Subscribers ("Outside Provider Claims"). If the claims paid by PacifiCare behalf of the Hospital during any month exceed the total of the Claims Fund, the amount of the deficit shall be withheld by PacifiCare from Hospital's next months Capitation Payment in addition to Hospital's monthly Claims fund withholding. Monthly withholding from Hospital's Capitation Payment shall accrue until the balance in the Claims Fund equals
[ ** ] of the Hospital's current monthly Capitation Payment rate. Subsequent monthly withholdings shall be recalculated and reduced to the amount which, when added to the Claims Fund balance, maintains the Claims Fund balance at [ ** ] of the Hospital's current monthly Capitation Payment Rate.

Hospital shall have the right to review records of all disbursements from the Claims Fund for compliance with this Agreement and the agreed-upon procedures. Upon termination of this Agreement, any amounts owed by PacifiCare to Hospital because of a remaining balance in the Claims Fund, or any amounts owed by Hospital to PacifiCare because of a deficit in the Claims Fund, will be repaid as set forth in Section 7.03.

2. HOSPITAL SERVICES BUDGET - the Hospital Services Budget shall equal the sum of all Capitation Payments Hospital receives from PacifiCare during the Year, plus the amount withheld from Capitation as the Claims Fund Withhold Amount.

3. HOSPITAL SERVICES EXPENSE - Hospital Services Expense shall be equal to the sum of the following:

a. INPATIENT EXPENSES AT HOSPITAL - Inpatient costs for services rendered at Hospital shall be valued as outlined in Hospital Services Valuation Schedule (Attachment A4); PLUS,

b. NON-INPATIENT EXPENSES AT HOSPITAL - Other Hospital Services provided by Hospital other than inpatient services shall be valued as outlined in Hospital Services Valuation Schedule (Attachment A4) plus,

c. HOSPITAL SERVICES NOT PROVIDED AT HOSPITAL - The actual amount paid (1) out of the Claims Fund Withhold Amount for Outside Providers or to PacifiCare contracting hospitals other than Hospital; and (2) to providers who render covered Hospital Services outside the Service Area, provided that such services must be non-Emergency services authorized in writing by IPA, including admissions for services which are not available within the Service Area; MINUS,

d. REINSURANCE LIMIT - Any amount of Hospital Services Expense, as defined in 3(a) through (c) above, in excess of [ ** ] per Subscriber per Year; MINUS,

e. COORDINATION OF BENEFITS - Any amount Hospital receives from third parties pursuant to Section 3.08 of the Hospital Partial Risk Services Agreement between PacifiCare and Hospital.

4a. BUDGET DEFICIT - If the annual Hospital Services Expense is greater than the Hospital Services Budget upon completion of the annual calculation, the amount of this excess will be referred to as the Budget Deficit. In the event of a Budget Deficit, PacifiCare shall pay the Hospital [ ** ] of the Budget Deficit up to [ ** ] per Year. PacifiCare shall adjust IPA's Capitation Payment by retaining [ ** ] of the IPA's subsequent Capitation Payment each month until the Budget Deficit amount is paid in full by PacifiCare, on behalf of IPA, to Hospital.

In the event of termination of this Agreement, PacifiCare, on behalf of IPA, shall reimburse Hospital any surplus amounts owed to Hospital within sixty (60) days of receipt of the final audited annual calculation.

4b. BUDGET SURPLUS - If the annual Hospital Services Expense is less than the Hospital Services Budget for any Year, the amount of this excess shall be referred to as a Budget Surplus. In the event of a Budget Surplus, PacifiCare shall pay IPA [ ** ] of the Budget Surplus plus a per-member-per-month ("PMPM") bonus as outlined in Attachment A4. PacifiCare will adjust Hospital's Capitation Payment by retaining [ ** ] of Hospital's Capitation Payment from the subsequent month and pay this amount to IPA. Should Hospital's next month's Capitation Payment not be large enough to cover the settlement amount in full, PacifiCare shall continue to adjust Hospital's Capitation Payment by retaining [ ** ] from Hospital's Capitation Payment for subsequent month(s) until the settlement amount is paid in full to IPA, by PacifiCare on behalf of Hospital.

In the event of termination of this Agreement, PacifiCare, on behalf of Hospital, shall reimburse IPA any surplus amounts owed to IPA within sixty (60) days of receipt of the final audited annual calculation.

In the event of termination of this Agreement, Hospital shall reimburse IPA any surplus amounts owed to IPA within thirty (30) days of receipt of the final audited annual calculation.

5. YEAR-END SETTLEMENT - Within one hundred and fifty (150) days following the annual renewal date of this Agreement, PacifiCare shall provide written notice to Hospital and IPA of comparing the Hospital Services Expense to the Hospital Services Budget. Both IPA and Hospital shall have thirty (30) days from the date of written notice to audit this comparison and submit any revisions to the comparison to PacifiCare. Any submitted revisions must represent authorized Hospital Services and must be approved by both IPA and Hospital in order for the revisions to be included in any recalculation. Such approval shall not be unreasonably withheld. PacifiCare shall then have thirty (30) days to make any necessary adjustment to the calculation and return the itemized calculation to IPA and Hospital. Such calculation shall be considered the final calculation unless Hospital, IPA and PacifiCare agree to extend the calculation process.
Any amounts owing shall be paid to the appropriate party, as provided in Sections 4a and 4b above.

In the event that Hospital Services Expense claims were incurred during the calendar year in question but were not paid until after the final calculation, such Hospital Services Expenses shall be carried forward and applied to the subsequent calendar year's Hospital Control Program as a Hospital Service Expense for that Year.

                       ATTACHMENT A4-1

           HOSPITAL SERVICES VALUATION SCHEDULE

                    ST JUDE MEDICAL CENTER
                       SECURE HORIZONS
                    PROSPECT MEDICAL GROUP

                      HOSPITAL RISK POOL

Inpatient Services:
-------------------
     Med/Surgical(Per Diem)                             $[  **  ]

     ICU/CCU/Telemetry(Per Diem)                        $[  **  ]

     CardioVascular Surgery(Per Case)                   $[  **  ]
          (DRG's 104-110)

     Angioplasty (Per Case)                             $[  **  ]
          (DRG 112)

     Cardiac Cath (Per Case)                            $[  **  ]
          (DRG 124)

     Orthopaedic Surgery (Per Case)                     $[  **  ]
          (DRG's 209,210,214)

     Outpatient Services:                                [  **  ]


     Outpatient Surgery: Case Rates
    -------------------

     Arthroscopies                                       $[  **  ]
     Laparoscopic Procedures                             $[  **  ]
     Lithotripsy                                         $[  **  ]
     Fractures of Hips and Pelvis                        $[  **  ]
     Cardiac Pacemaker Device Replacement                $[  **  ]
     Inguinal Hernia                                     $[  **  ]
     Breast Biopsy w/ or w/o Localization                $[  **  ]
     Cataract w/IOI                                      $[  **  ]
     Cataract w/Lens                                     $[  **  ]
     Bunionectomy                                        $[  **  ]

     Other Outpatient Surgical Procedures                 [  **  ]


                               ATTACHMENT A4-1

                  HOSPITAL SERVICES VALUATION SCHEDULE

ST JUDE MEDICAL CENTER
PROSPECT MEDICAL GROUP
PAGE 2

     Exclusions: (Reimbursed Separately)
     ---------------------------------
     Excluded from Case Rates and/or per diems

     Prosthesis/Implants/DME/Chole-K/                      [  **  ]
     Pacemakers/Valves/Balloon Catheters/
     DCA cutting Devices/Imaging Catheters

     Emergency Room:

     $0-$300 in Gross Charges                              [  **  ]
     $301 and greater                                      [  **  ]

     Risk Pool Distribution:
          St. Jude Medical Center                          [  **  ]
          Prospect Medical Group                           [  **  ]

     Limited Downside Risk-Prospect Med Group              [  **  ]

     St. Jude Medical Center Stop Loss Reinsurance         [  **  ]

                         BED DAYS BONUS SCHEDULE

     Bed Days/Thousand: Total member months       Bonus
     ------------------                           ------
     1,200 or greater                             [  **  ]
     1,000 to 1,199                               [  **  ]
     951 to 999                                   [  **  ]
     900 to 950                                   [  **  ]
     850 to 899                                   [  **  ]
     800 to 849                                   [  **  ]
     700 to 799                                   [  **  ]
     600 to 699                                   [  **  ]
     Under 600                                    [  **  ]

                                        41a

                                   ATTACHMENT B

         SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBERS AGREEMENT

     Secure Horizons Medical and Hospital Subscriber Agreement is available upon request. A summary of the Schedule of Benefits is attached.

                                  ATTACHMENT C

                                  COMPENSATION

     CAPITATION PAYMENTS - PacifiCare shall make monthly Capitation Payments to IPA based on the number of Subscribers eligible to receive Medical Services from IPA.

     A.   BENEFIT WITHHOLD

     PacifiCare shall retain [ ** ] of the revenue received each month from HCFA to fund the following Subscriber benefits. These benefits are outlined more specifically in the Secure Horizons Medical and Hospital Subscriber Agreement (see Attachment B).

     1)   Outpatient prescription drugs
     2)   Acute hospital days greater than 150/year
     3)   Respite Care
     4)   Immunosuppressive drugs
     5)   Mammography (see Section E below)

     IPA shall be given the opportunity to share in any savings which may be present in the Benefit Withhold fund through the Benefit Withhold Incentive Program as outlined in Attachment E.

     B.   MONTHLY HCFA PAYMENT

     [ ** ] of the Monthly HCFA Payment and LESS [ ** ] of the Monthly HCFA Payment as payment for the premium for Individual Stop Loss coverage. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

     PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty (30) days prior written notice at IPA's sole expense.

     C.   SUBSCRIBER PREMIUM (if applicable)

     IPA shall receive [ ** ] per Subscriber per month as payment of the IPA's portion of the Member Premium.

     D.   RETIREE SUBSCRIBER COMPENSATION

     IPA shall receive an additional per month payment from PacifiCare for certain Retiree Subscribers whose benefit plans permit a lesser Copayment. This additional amount shall be determined by PacifiCare based on the number of Retiree Subscribers enrolled each month in each of the Copayment categories set forth below.


              Copayment Paid                   Monthly Payment
           By Retiree Subscriber            Per Retiree Subscriber
           ---------------------            ----------------------
                  $  0                             $[  **  ]
                  $  1                             $[  **  ]
                  $  2                             $[  **  ]
                  $  3                             $[  **  ]
                  $  4                             $[  **  ]
                  $  5                              [  **  ]


     E.   MAMMOGRAPHY

     IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare-wide baseline, specific to the Secure Horizons program, for such studies. (This baseline equals 267 studies per 1,000 adult females.) The amount due to IPA shall be calculated based upon utilization data submitted by IPA and shall be paid within one hundred and fifty (150) days of the end of the current calendar year.

     F.   INSTITUTION-TO-INSTITUTION TRANSFERS

     IPA shall bill PacifiCare and PacifiCare shall pay for Medical Services provided to Subscribers who enroll with IPA through a transfer from another PacifiCare contracted-IPA and who are in a skilled nursing facility, acute care hospital, or are receiving any other type of acute institutional care at time of enrollment with IPA. Medical Services provided to such Subscribers shall be reimbursed under this special program until the Subscriber is discharged from the institutions noted above. If Subscriber is discharged from such institution to home with home health services being provided in-lieu of hospitalization, such home health services will be covered under this program as well. Reimbursement to IPA for these Medical Services shall be at the Cost of Care rates included in Attachment A4, but no greater than the ISL deductible per Subscriber during the Initial Term or any subsequent term of this Agreement.

     IPA shall batch these bills together and identify the bills as institution-to-institution prior to submitting bill to PacifiCare. Bills must be submitted to PacifiCare no later than sixty (60) days from the provision of Medical Services. Expenses for Medical Services identified as institution-to-institution and rendered from

August 1, 1993 through December 31, 1994 only will be included in the institution-to-institution program. A final claim must be filed for such Medical Services by March 31, 1995 to be reimbursed under this institution-to-institution program.

                                 ATTACHMENT D

                    DIVISION OF FINANCIAL RESPONSIBILITY

     The attached template outlines the contractual division of financial responsibility among IPA, Hospital and PacifiCare, the intent being to clarify services and service categories in order to provide for accurate administration of this Agreement. As it is impossible to include every Medical Service available, this Attachment D serves as a model under which broad service categories suggest the appropriate financial responsibility for Medical Services, or items not specifically listed. Should an item or service not be listed or fit into a broad category, the intent is for an agreement to be reached among IPA, Hospital and PacifiCare concerning financial responsibilty. The template is based upon coverage/financial responsibility within the IPA Service Area ("In Area") unless otherwise specified.

                    DIVISION OF FINANCIAL RESPONSIBILITY
                                 CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                          (IPA & Hospital Capitated)


IPA  Prospect Medical Group  Hospital   St. Jude Medical Center
    --------------------------          ---------------------------


Responsible Party                                           List of Benefits
---------------------                             ------------------------------
                                                   IPA    Hospital   Pacificare
AIDS -  Professional Component
     -  Facility Component
Allergy
      - Testing
      - Serum
Ambulance, Air or Ground - In Area
                           Out of Area
Amniocentesis
Anesthetics, Administration of
  (Anesthesiology)
Artificial Insemination
Artificial Limbs (DME)
Biofeedback
Blood & Blood Products (Including Professional
 Component)
      - From Blood Bank                                  [  **  ](1)
      - Autologous Blood Donation
Chemical Dependency Rehabilitation
      - Inpatient Facility Component
      - Inpatient Professional Component
      - Outpatient Professional Component
      - Outpatient Facility Component
Chemotherapy
      - Drugs
      - Professional Component
Chiropractic (Medicare approved only)
Colostomy Supplies
      - Outpatient
      - Inpatient
Contact Lenses
      - Intraocular lens (surgically
        implanted)
      - Incident to Cataract Surgery
         (not surgically implanted)
Cosmetic Surgery (Medically Necessary)
      - Facility Component
      - Professional Component
Dental Services (for repair of
        accident/injury only)
      - Facility Component
      - Professional Component
Detox
      - Facility Component
      - Professional Component


(1) All references to division of responsibility have been deleted.

                    DIVISION OF FINANCIAL RESPONSIBILITY
                                 CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                          (IPA & Hospital Capitated)


IPA  Prospect Medical Group  Hospital   St. Jude Medical Center
    --------------------------          ---------------------------


Responsible Party                                           List of Benefits
---------------------                             ------------------------------
                                                  IPA     Hospital   Pacificare
Durable Medical Equipment (DME)
(Medicare approved only)
      - Surgically Implanted
      - Inpatient of SNF
      - In Lieu of Hospitalization
      - Outpatient
      - Hearing Aids
Emergency Admissions - (In Area)
      - Facility Component
      - Professional Component
          (Out of Area)
      - Facility Component
      - Professional Component
Emergency Room Facility Component
      - In Area
      - Out of Area
Emergency Room Physicians - In Area
      - Initial Treatment and Hospital Based MDs
        (interpretation)
      - Consults
      - Out of Area
Employment Physical
Endoscopic Studies
      - With Biopsy                                         [  **  ](1)
      - Without Biopsy
Experimental Procedures
Family Planning (Medicare approved only)
      - Professional Component
      - Facility Component
Fetal Monitoring
      - Outpatient
      - Impatient
Genetic Testing
Health Education
Health Evaluation (Physical)
Hearing Aids
Hearing Screening
Hemodialysis
      - Inpatient
      - Outpatient


(1) All references to division of responsibility have been deleted.

                     DIVISION OF FINANCIAL RESPONSIBILITY
                                   CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                          (IPA & Hospital Capitated)



IPA  Prospect Medical Group  Hospital   St. Jude Medical Center
    --------------------------          ---------------------------


Responsible Party                                           List of Benefits
---------------------                             ------------------------------
                                                  IPA     Hospital    Pacificare

Home Health Care
      - In Lieu of Hospitalization
        (includes IV or /injectables)
      - Other
Hospital Services (Special Medicare
        Reimbursement Program)
      - Inpatient
      - Professional Component
Hospital Based Physicians
      - Anesthesiology
      - Audiology
      - Cardiology
      - Emergency Room
      - Diagnostic Services
      - Neonatology
      - Neurology
      - Nephrology
      - Pathology
      - Physical Medicine
      - Pulmonary                                            [  **  ](1)
      - Radiology
      - Radiation Oncology
      - Surgeon
Hospitalization, Inpatient Services
 Supplies, Testing
      - In Area
      - Out of Area
Immunization and Inoculations
      - As Medically indicated -
        Medically approved
      - For work/travel
Infertility (diagnosis and Treatment)
      - Professional Component
      - Facility Component
Injections and Injected Substances
        (outpatients)
Insulin & Syringes
Laboratory Services
      - Outpatient
      - Inpatient
Lithotripsy
      - Professional Component
      - Facility Component


(1) All references to division of responsibility have been deleted.

                     DIVISION OF FINANCIAL RESPONSIBILITY
                                  CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                           (IPA & Hospital Capitated)

IPA Prospect Medical Group            Hospital St. Jude Medical Center
    ---------------------------------          -----------------------------


Responsible Party                                    List of Benefits
-----------------                              -----------------------------
                                               IPA    Hospital    PacifiCare
Mammography
Marriage Counseling
Medication
 - In Lieu of hospitalization (intravenous)
 - Inpatient
 - O.P. covered /injectables
 - O.P. non-injectables
Mental Health
 - Inpatient Facility Component
 - Inpatient Professional Component
 - Outpatient Professional Component
Nuclear Medicine Diagnostic
Nuclear Medicine Therapy/Treatment
 - Facility Component--Inpatient
 - Professional Component
 - Facility Component--Outpatient
Nutritional/Dietetic Counseling
Office Visit Supplies, Splints, Bandages-etc.
Organ Transplants (non-experimental)
 - Facility component
 - Professional component
O.P. Surgery
 - Facility Component                                   [  **  ](1)
 - Professional Component
   (Facility Based MD's)
 - Professional Component - other
 - Anesthesiology
Outpatient Surgery/Facility Based Physicians
 - Anesthesiology
 - Audiology
 - Cardiology
 - Emergency Room
 - Diagnostic Services
 - Neonatology
 - Neurology
 - Nephrology
 - Pathology
 - Physical Medicine
 - Pulmonary
 - Radiology
 - Radiation Oncology
 - Surgeon


(1) All references to division of responsibility have been deleted.

                     DIVISION OF FINANCIAL RESPONSIBILITY
                                  CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                           (IPA & Hospital Capitated)

IPA Prospect Medical Group            Hospital St. Jude Medical Center
    ---------------------------------          -----------------------------


Responsible Party                                    List of Benefits
-----------------                              -----------------------------
                                               IPA    Hospital    PacifiCare
Outpatient Diagnostic Services (Including
 but not limited to those listed below)
 - Angiograms
 - Cat Scan
 - 2 D Echo
 - EEG
 - EKG
 - EMG
 - ENG
 - MRI
 - Treadmills
 - Ultrasound
Physical Therapy
 - Inpatient
 - Outpatient
Physician visits
 - To Hospital
 - To S.N.F.
 - To Patients Home
Physician Office Visits/Consultations
Podiatry Services (requires P.M.G. referral)
Pregnancy
 - Professional Component                                [  **  ](1)
 - Facility Component
Prosthetic Devices
 - Inpatient
 - Outpatient
Radiation Therapy
 - Facility Component (Inpatient)
 - Facility Component (Outpatient)
 - Professional Component
Radiology Services
 - Outpatient
 - Inpatient
 - O.P. Surgery
Reconstructive Surgery
 - Facility Component
 - Professional Component
 - Prosthetics
Refractions
Rehabilitation (Short Term eq: P.T., O.T.,
 Speech, Cardiac Therapy)
 - Inpatient Facility Component
 - Inpatient Professional Component
 - Outpatient Facility Component
 - Outpatient Professional Component


(1) All references to division of responsibility have been deleted.

                     DIVISION OF FINANCIAL RESPONSIBILITY
                                  CALIFORNIA
                     Secure Horizons Partial Risk Agreement
                           (IPA & Hospital Capitated)

IPA Prospect Medical Group            Hospital St. Jude Medical Center
    ---------------------------------          -----------------------------

Responsible Party                                    List of Benefits
-----------------                              -----------------------------
                                               IPA    Hospital    PacifiCare
Skilled Nursing Facility
Social Services - Medical
Specialist Consultations
Surgical Supplies
 - Inpatient
 - Outpatient Facility
 - Outpatient IPA
TMJ
 - Dental Treatment
 - Diagnosis and Medically Necessary
   Correction                                         [  **  ](1)
 - Inpatient Facility Component
Transfusions
 - From Blood Bank
 - Autologous Blood Donation
Tissue Plasminogen Activator (TPA)
Vision Screening
Vision Care
 - Implanted lenses (cataract surgery)
 - Lenses and Frames incident to
        cataract surgery
 - Non-cataract related lenses and frames
 - Medically necessary care
 - Refractions


(1) All references to division of responsibility have been deleted.

                              ATTACHMENT E
                   PACIFICARE POLICIES AND PROCEDURES MANUAL

The PacifiCare Policies and Procedures Manual shall be provided to Hospital by PacifiCare concurrent with the execution of this Agreement.


HOSPITAL


Received this_____________day of ___________________________, 199__.


By:_______________________________

Title:____________________________

                            ATTACHMENT F

                           IPA FACILITIES

                               Page 1

               PROSPECT MEDICAL GROUP PROVIDED LISTING

PRIMARY CARE PHYSICIANS

FAMILY PRACTICE

Thomas Barker, M.D.       4900 Prospect Ave                  579-6865
Gregg DeNicola, M.D.      Yorba Linda, CA 92686              579-6850
Michael Hall, M.D.                                           579-6870
R. Scott Hall, M.D.                                          579-6840
Fred Hurst, M.D.                                             579-6860
Paul Jordan, M.D.
Richard Kenfield, M.D.                                       579-6820
James Leonard, M.D.                                          579-6845
Daniel May, M.D.                                             579-6885
Ray McGinty, M.D.                                            579-6855
Dean Okimoto, M.D.                                           579-6825
Dennis Ponzio, M.D.                                          579-9911
John Schmidt, M.D.                                           579-6835
Lytton Smith, M.D.                                           579-6875
Joanna Tan, M.D.                                             579-6815
Kenneth Tan, M.D.                                            579-6830


Jerome Blum, D.O.         215 N. St. College #A              776-0920
                          Anaheim, CA 92806

Russell Ewing, M.D.       603 S. Valencia Ave. #204          524-9200
                          Brea, CA 92621

John Fonmin, M.D.         2707 S. Diamond Bar Blvd. #104     594-8331
                          Diamond Bar, CA 91765

Robert Maurer, D.O.       1501 N. Placentia Ave              524-7333
                          Placentia, CA 92670

Alex Go, M.D.             9581 Ball Rd                       635-2833
S. Clarke Smith, M.D.     Anaheim, CA 92804                  9am-6pm
Hoong F. Tang, M.D.                                          635-3381
                                                             after 6pm

Douglas Starr, M.D.       Family Medical Group of            860-1144
David Rhodes, M.D.        Diamond Bar
Susan Taylor, M.D.        750 N. Diamond Bar Blvd.
Brian Koffman, M.D.       Diamond Bar, CA 91765
Diane Combs, M.D.

Richard Manzo, M.D.       721 W. Whittier #C           (310) 694-6431
                          La Hebra, CA 90631

                             ATTACHMENT F

                            IPA FACILITIES

                                Page 2


INTERNAL MEDICINE

Edward Campagna, M.D.    1041 E. Yorba Linda Blvd. #5        996-3700
Carl Buckhorn, M.D.      Placentia, CA 92670

Audrey Konow, M.D.       16960 E. Bastanchury #B             961-8500
                         Yorba Linda, CA 92686

                         22603 La Palma Ave. #308            692-8282
                         Yorba Linda, CA 92686

James Leonard, M.D.      4900 Prospect Ave.                  579-6845
                         Yorba Linda, CA 92686

                                      ATTACHMENT G
                                         PAGE 1
                         CONTINUOUS QUALITY IMPROVEMENT FORM

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    DATE: JULY 14, 1993
                                                          ---------------------

QMS NAME:  Judy Arntson RN, MSN, CPHO
           -----------------------------------------------

MEDICAL GROUP/IPA:  Prospect Medical Group Precontractual Follow Up Action Plan
                    -----------------------------------------------------------

REPORTING TIME FRAME: MONTHLY     QUARTERLY    SEMI-ANNUALLY      ANNUALLY
                             ----          ----              -----        -----

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      TOPIC                FINDINGS/DISCUSSION         CORRECTIVE ACTION              FOLLOW-UP MONITORING
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
1. 1992 Complaint        Complaints consistently      Implement system to             Complete self
   PTMPY Score for       related to delay/denial      monitor/track complete          study on all
   Commercial 3.82       of referral, service and     processing of referral          referrals for
   above Network         treatment.                   requests by PCP's using         August, September
   Average (2.77).                                    following criteria:             and October 1993
   1992 Complaint                                     a.  Emergency referrals         to determine
   Severity Score                                         require immediate           compliance with
   7.64 above Network                                     determination.              referral criteria.
   Average (4.78).                                    b.  Emergent/urgent             Submit results of
   1993 YTD                                               referrals requires          Self Study to
   Complaints=8.                                          determination within        Group QAC and
                                                          one working day.            Pacificare by
                                                      c.  All other referrals         November 1993.
                                                          require determination
                                                          within 10 working days.
2. 1992 IPA QA           No evidence of structured    Annual QA Plan submitted to     Submit copies of
   Assessment Score      QA Program.                  QAC for review/approval.        minutes to
   1.45 (below                                        Yearly QA Work Plan submitted   PacifiCare by
   Network Average of                                 to QAC for review/approval.     October 1993.
   3.27)                                              Monthly QAC meetings with
                                                      agenda and minutes.
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


                                      ATTACHMENT G
                                         PAGE 2
                         CONTINUOUS QUALITY IMPROVEMENT FORM

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Prospect Medical Group page 2

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      TOPIC                FINDINGS/DISCUSSION         CORRECTIVE ACTION              FOLLOW-UP MONITORING
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
3. Clinical Peer         No evidence of clinical      Implement Clinical Peer         Submit Peer Review
   Review                peer review. Need to         Review for all PCP's by         Criteria to group
                         begin structured clinical    reviewing 10-15 ambulatory      QAC for approval
                         peer review.                 care records using pre-         by September 1993.
                                                      determined clinical record      Begin Clinical
                                                      review criteria.                Peer Review using
                                                                                      approved criteria
                                                                                      by October 1993.
                                                                                      Report results of
                                                                                      Peer Review to
                                                                                      group QAC by
                                                                                      November 1993.

4. Health Maintenance    Achieve compliance with      Implement mechanism for         Report initial
   Screening Criteria    age appropriate CPE's;       tracking and monitoring PCP     results of
   not met during        PAP's; Mammography; stool    compliance with all health      monitoring to QAC
   Precontractual        for occult blood; rectal     maintenance screening.          October 1993.
   Chart Review.         exam/prostate exam.

5. Physician             Precontractual chart         As above under Clinical Peer    As above under
   documentation in      review demonstrated PCP's    Review.                         Clinical Peer
   ambulatory care       non-compliance with                                          Review.
   records.              documentation standards.

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


                                      ATTACHMENT G
                                         PAGE 3
                         CONTINUOUS QUALITY IMPROVEMENT FORM

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Prospect Medical Group page 3

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      TOPIC                FINDINGS/DISCUSSION         CORRECTIVE ACTION              FOLLOW-UP MONITORING
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
6. Physician             Physician Credentialling     Continue progress in            Demonstrate
   Credentialling        baseline study showed low    compliance with appointment     documented
                         compliance with physician    criteria. Implement a           evidence of
                         credentialling standards.    reappointment process to        progress
                         In excess of 6 month         include timely follow up of     made/compliance
                         response time by Medical     805 reports. Develop            with standards by
                         Director to query from       mechanism to insure timely      October 1993.
                         PacifiCare Physician         response by group Medical
                         Credentialling Unit          Director to PacifiCare
                         regarding follow up on       Medical Director concerns.
                         805 reports on 2             Establish Clinical Profile
                         physicians.                  records for each
                                                      practitioner.

7. Access Studies        Access Studies due from      Submit October 1993 Access      1993 October
                         group March and October      Studies by November 1, 1993.    Access Studies
                         each calender year.                                          received by
                         Failed to submit October                                     PacifiCare by
                         1992 Access Studies. 1993                                    November 1, 1993.
                         Access Study submitted
                         4.28.9]

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------